Exhibit 1

CEMEX LATAM HOLDINGS TO REPORT
FIRST QUARTER 2013 RESULTS ON APRIL 25, 2013

BOGOTA, COLOMBIA, APRIL 19, 2013 – CEMEX Latam Holdings, S.A. ("CLH") (BVC: CLH), announced today that it will report its first quarter 2013 results on Thursday, April 25, 2013.

CLH will host a conference call and webcast presentation on this same date at 10:00 AM ET to discuss these results. The live presentation can be accessed at www.cemexlatam.com, or interested parties may access the audio-only conference call by dialing +1 847 585 4405 and entering the passcode 34686776.

For Spanish speaking participants, a simultaneous translation into Spanish of the initial remarks made during the call will be transmitted live in the webcast.

CEMEX Latam Holdings is a regional leader in the building solutions industry, providing high-quality products and reliable services to customers and communities in Colombia, Panama, Costa Rica, Nicaragua, El Salvador, Guatemala, and Brazil. CEMEX Latam Holdings' mission is to encourage the development of the countries where it operates through innovative building solutions that foster well-being.

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